UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

11918 SE Division, Suite 197 Portland, Oregon 97266 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As previously reported in the current report on Form 8-K filed by Torrent Energy Corporation (the "Company") on June 9, 2008, on June 6, 2008, the United States Bankruptcy Court for the District of Oregon (the “Bankruptcy Court”) approved on an interim basis a $4.5 million senior secured super-priority debtor-in-possession credit and guaranty agreement (the “DIP Credit Agreement”) among the Company, each of Methane Energy Corp. and Cascadia Energy Corp., the Company's subsidiaries, as guarantors, and YA Global Investments, L.P., as lender.  The Bankruptcy Court entered an order on July 11, 2008 giving its final approval of the DIP Credit Agreement.

A copy of the DIP Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Senior Secured, Super-Priority Debtor-in-Possession Credit and Guaranty Agreement, dated June 6, 2008, among Torrent Energy Corporation, Methane Energy Corp. and Cascadia Energy Corp., as guarantors, and YA Global Investments, L.P., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: July 16, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Senior Secured, Super-Priority Debtor-in-Possession Credit and Guaranty Agreement, dated June 6, 2008, among Torrent Energy Corporation, Methane Energy Corp. and Cascadia Energy Corp., as guarantors, and YA Global Investments, L.P., as lender.